SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 2, 2002

LENNOX INTERNATIONAL INC.

Incorporated pursuant to the Laws of the State of DELAWARE

Commission File Number
001-15149

Internal Revenue Service Employer
Identification No. 42-0991521

2140 Lake Park Blvd., Richardson, Texas   75080
(972) 497-5000

Page

Item 5.        Other Events

        On May 2, 2002, Lennox International Inc. (the “Company”) announced the pricing of a private placement of $125 million of its 6.25% convertible subordinated notes due 2009. The offering is expected to close on May 8, 2002. The Company has also granted to the initial purchasers a 30-day option to acquire an additional $18.75 million of the notes. The notes are convertible into shares of the Company’s common stock upon certain specified circumstances at the option of the holder at a conversion price of $18.0875 per share.

        The Company intends to use the net proceeds of the issuance to repay a portion of indebtedness under its existing credit facility.

        The information set forth in the Company’s press release dated May 2, 2002, included herewith as exhibit 99.1, is incorporated by reference to this Current Report on Form 8-K.

(c)	Exhibits
99.1 Press release issued by the Company dated May 2, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

By:	___/s/_____________________
Name:	Carl E. Edwards, Jr.
Title:	Executive Vice President

Dated: May 2, 2002